UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2020

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2020, Party City Holdco Inc. (the “Company”) appointed Todd Vogensen, age 50, who has served as the Company’s Chief Financial Officer since February 2020, to also serve as the Company’s Chief Accounting Officer and Principal Accounting Officer, replacing Michael Correale, who served as the Company’s Chief Accounting Officer and Principal Accounting Officer from August 2016 until his resignation on July 2, 2020.

Information regarding Mr. Vogensen required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was previously disclosed in the Company’s proxy statement filed on April 27, 2020 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 2, 2020, the Company held its annual meeting of stockholders (the “Annual Meeting”) at which a quorum was present. At the Annual Meeting, the matters set forth below were submitted to votes of the Company’s stockholders.

1. Election of Directors – The Company’s stockholders elected the following ten nominees as directors for one-year terms expiring at the 2021 annual meeting of stockholders: Steven J. Collins, James G. Conroy, William S. Creekmuir, John A. Frascotti, James M. Harrison, Lisa K. Klinger, Norman S. Matthews, Michelle Millstone-Shroff, Morry J. Weiss and Bradley M. Weston. The number of votes cast for and withheld, as well as the number of broker non-votes, for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Steven J. Collins	21,135,450	13,910,841	40,426,990
James G. Conroy	31,111,506	3,934,785	40,426,990
William S. Creekmuir	28,801,522	6,244,769	40,426,990
John A. Frascotti	33,748,668	1,297,623	40,426,990
James M. Harrison	27,725,791	7,320,500	40,426,990
Lisa K. Klinger	33,913,628	1,132,663	40,426,990
Norman S. Matthews	19,951,081	15,095,210	40,426,990
Michelle Millstone-Shroff	33,990,881	1,055,410	40,426,990
Morry J. Weiss	14,691,365	20,354,926	40,426,990
Bradley M. Weston	34,057,807	988,484	40,426,990

2. Approval of the Proposed Amendment and Restatement of the Amended and Restated 2012 Omnibus Equity Incentive Plan – The Company’s stockholders voted to approve the amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Equity Incentive Plan. The number of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
33,525,180	1,102,925	418,186	40,426,990

3. Approval of the Proposed Amendment to the Second Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split – The Company’s stockholders voted to authorize the Company’s Board of Directors, in its sole discretion, to file an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio ranging between 1-for-3 and 1-for-20. As of the date hereof, the Company’s Board of Directors has not made any determination on the filing of such amendment. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstentions
71,135,136	4,148,028	190,117

4. Ratification of Appointment of Independent Registered Pubic Accounting Firm – The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstentions
72,682,602	1,395,228	1,395,451

Item 7.01. Regulation FD Disclosure.

On July 7, 2020 the Company issued a press release announcing that the Company received written notification from the New York Stock Exchange (the “NYSE”) confirming that the Company has regained compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). The Company regained compliance under Section 802.01C after its closing share price on June 30, 2020 and its average closing share price for the 30 trading-day period ending June 30, 2020 both exceeded $1.00.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan

99.1	Press Release dated July 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: July 7, 2020	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer